INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Mercantile Bancorporation Inc. on Form S-4 of our report dated January 24, 1995, appearing in the Annual Report on Form 10-K of Hawkeye Bancorporation for the year ended December 31, 1994 and to the reference to us under the headings "Relationship With Independent Accountants" and "Experts" in the Prospectus, which is part of this Registration Statement.

         /s/ Deloitte & Touche LLP


         Des Moines, Iowa
         October 19, 1995